Exhibit 10.1

NINTH AMENDMENT TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS NINTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of February 21, 2020 is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), the Buyers party to the Repurchase Agreement (defined below) (the “Buyers”), and U.S. Bank National Association, a national banking association, as administrative agent for the Buyers (the “Administrative Agent”).
RECITALS
A.    The Seller, the Buyers, and the Administrative Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015, a First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 26, 2016, a Second Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 24, 2016, a Third Amendment to Second Amended and Restated Master Repurchase Agreement dated as of September 23, 2016, a Fourth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 24, 2017, a Fifth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 23, 2018, a Sixth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 22, 2019, a Seventh Amendment to Second Amended and Restated Master Repurchase Agreement dated as of March 26, 2019, and an Eighth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 21, 2019 (as amended, restated, or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The parties hereto desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments.
2.1    Definitions. Section 1.2 of the Repurchase Agreement is amended by adding or amending and restating, as applicable, the following definitions thereto, to read in their entireties as follows:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” means has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable
“Eligible Capitalized Servicing Rights” means Capitalized Servicing Rights for which the Seller has obtained a third party valuation report acceptable to the Administrative Agent.

“LIBOR Margin” means 1.60%.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“Seller’s Consolidated Tangible Net Worth” means, as of any date, the remainder of (a) all assets of the Seller and the Restricted Subsidiaries on a Consolidated basis minus (b) the sum of (i) all GAAP Indebtedness and all Contingent Indebtedness of the Seller and the Restricted Subsidiaries, (ii) all assets of the Seller and the Restricted Subsidiaries which would be classified as intangible assets under GAAP, including, but not limited to, Capitalized Servicing Rights that are not Eligible Capitalized Servicing Rights, Eligible Capitalized Servicing Rights in excess of one percent (1%) of the aggregate outstanding principal balance of the mortgage loans serviced, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges and intercompany receivables; provided that Eligible Capitalized Servicing Rights up to one percent (1%) of the aggregate outstanding principal balance of the mortgage loans serviced will not be deducted under this clause (ii), (iii) investments in and advances to Unrestricted Subsidiaries and Affiliates, and (iv) investments in and advances to JVs.
“Swap Obligations” means, with respect to any Person, any and all obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swaps and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap.
“Termination Date” means the earlier of (i) February 19, 2021, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2    Request for Increase in Maximum Aggregate Commitment. Section 2.3 of the Repurchase Agreement is amended and restated in its entirety as follows:
2.3. Request for Increase in Maximum Aggregate Commitment. The Seller may from time to time, by giving advanced written notice of at least two Business Days to the Administrative Agent in the form of Exhibit G hereto, request an increase in the Maximum Aggregate Commitment in increments of $25,000,000, with a minimum increase of $25,000,000 to a specified amount up to $1,500,000,000 for a period for such increase being designated by the Seller (but not less than 30 days, or if less, the period remaining until the Termination Date); provided that no Default has occurred that has not been cured before it has become an Event of Default, and no Event of Default has occurred that the Administrative Agent has not declared in writing to have been waived or cured. Upon receipt of such request, the Administrative Agent may request one or more existing Buyers or new Buyers (which new Buyers are acceptable to the Seller) to provide increased Commitments to finance all or a portion of the requested increase. The Administrative Agent shall notify the Seller of such new and existing Buyers’ responses to requests for increased or new Commitments. Following such notice, to achieve the full amount of a requested increase, with the prior consent of the Administrative Agent, the Seller may invite additional new Buyers to provide such increase. Any increase under this Section 2.3 shall be in the sole discretion of the Administrative Agent and the Buyers, and no Buyer will have any obligation to increase its Committed Sum. The consent of the Administrative Agent and the Buyers to an increase under this Section 2.3 shall be evidenced by the Administrative Agent providing to the parties to this Agreement an updated Schedule BC. If an increase in the Maximum Aggregate Commitment is achieved, then the Pro Rata ownership interest in the Purchased Loans of each Buyer shall, following funding by the Buyers increasing their Commitment Sums or by the new Buyers, automatically be adjusted proportionately. Upon the expiration of any such increase, the Seller shall, to the extent required, reduce the Aggregate Outstanding Purchase Price to the amount of the Maximum Aggregate Commitment as then in effect, and the ownership interests in the Purchased Loans of each Buyer shall automatically be adjusted accordingly.
2.3    Tangible Net Worth. The Repurchase Agreement is amended by amending and restating Section 17.12 thereto, to read as follows:
17.12.    Tangible Net Worth. At all times, the Seller’s Consolidated Tangible Net Worth shall not be less than $120,000,000.

2.4    Liquidity. The Repurchase Agreement is amended by amending and restating Section 17.14 thereto, to read as follows:
17.14.    Liquidity. Seller’s Liquidity shall at all times be no less than $45,000,000.
2.5    Acknowledgement Regarding Any Supported QFCs. The Repurchase Agreement is amended by adding a new Section 38 thereto, to read as follows:
38    Acknowledgement Regarding Any Supported QFCs.
To the extent that the Repurchase Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Repurchase Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Repurchase Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Repurchase Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Nonfunding Buyer shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
2.6    Schedules. Schedule BC to the Repurchase Agreement is amended and restated to read in its entirety as set forth on Schedule BC hereto.
2.7    Compliance Certificate. Exhibit C to the Repurchase Agreement is amended and restated to read in its entirety as set forth on Exhibit C hereto.
Section 3.Effectiveness. This Amendment shall become effective as of the date first above written upon the Seller’s fulfillment of the following conditions precedent:
3.1    The Administrative Agent shall have received (or be satisfied that it will receive by such deadline as the Administrative Agent shall specify) the following, all of which must be satisfactory in form and content to the Administrative Agent:
(a)this Amendment, duly executed by the Seller, the Required Buyers, and the Administrative Agent;
(b)an amended and restated Fee Letter, duly executed by the Seller and the Administrative Agent; and

(c)a certificate of the General Partner’s corporate secretary or assistant secretary or other authorized officer dated as of the date hereof as to (i) the incumbency of the officers of the Seller executing this Amendment and all other Repurchase Documents executed or to be executed by or on behalf of the Seller, (ii) the authenticity of their signatures, and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it (the Administrative Agent, the Buyers and the Custodian shall be entitled to rely on that certificate until the Seller has furnished a new certificate to the Administrative Agent), (iii) resolutions of the General Partner’s board of directors, authorizing the execution, delivery and performance by the Seller of this Amendment and all other Repurchase Documents to be delivered by the Seller pursuant to this Amendment and (iv) copies of the Seller’s (1) limited partnership agreement, (2) certificate of limited partnership issued by the state of Texas, (3) articles of incorporation certified by the Secretary of State of the State of the General Partner, and (4) bylaws and all amendments, or certification that there have been no changes to such documents since a true and correct copy thereof was delivered to the Administrative Agent and that such documents are in full force and effect.
3.2    Payment to the Administrative Agent or the Custodian, as applicable, of all fees and expenses (including the disbursements and reasonable fees of the Administrative Agent’s attorneys) of the Administrative Agent and the Buyers payable by Seller pursuant to Section 9 of the Repurchase Agreement accrued and billed for to the date of the Seller’s execution and delivery of this Agreement.
Section 4.Miscellaneous.
4.1    Ratifications. This Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Documents are ratified and confirmed and shall continue in full force and effect.
4.2    Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.
4.3    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
4.5    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
4.6    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, the Buyers, the Administrative Agent, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and, to the extent required by the Repurchase Agreement, the Buyers.
4.7    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
4.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

4.10    Joinder of New Buyers. Each of Capital One Bank and Veritex Community Bank (each a “New Buyer” and collectively the “New Buyers”) agrees to be bound by the provisions of the Repurchase Agreement and agrees that it shall, on the date of this Amendment, become a Buyer for all purposes of the Repurchase Agreement to the same extent as if originally a party thereto.  Each of the undersigned New Buyers (a) represents and warrants that it is legally authorized to enter into this Amendment; (b) confirms that it has received a copy of the Repurchase Agreement and each of the other Repurchase Documents, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (c) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Buyer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Repurchase Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Repurchase Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Repurchase Agreement and will perform in accordance with its terms all the obligations which by the terms of the Repurchase Agreement are required to be performed by it as a Buyer.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first set forth above.
DHI MORTGAGE COMPANY, LTD.,
as Seller and Servicer

By: DHI Mortgage Company GP, Inc.
Its General Partner

By: /s/ MARK C. WINTER
Name: Mark C. Winter
Title: Executive Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Buyer

By: /s/ EDWIN D. JENKINS
Name: Edwin D. Jenkins
Title: Senior Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

ASSOCIATED BANK, N.A., as a Buyer

By: /s/ MATTHEW O'ROURKE
Name: Matthew O'Rourke
Title: Relationship Manager

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

TRUIST BANK, formerly known as BRANCH BANKING & TRUST COMPANY, as a Buyer

By: /s/ SAMUEL W. BRYAN
Name: Samuel W. Bryan
Title: Senior Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

COMERICA BANK, as a Buyer

By: /s/ BRADEN FUDGE
Name: Braden Fudge
Title: Assistant Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

TIAA, FSB, formerly known as EVERBANK, as a Buyer

By: /s/ E.R. MOORE
Name: E.R. Moore
Title: Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

BMO HARRIS BANK N.A., as a Buyer

By: /s/ ROBERT BOMBEN
Name: Robert Bomben
Title: Director

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

STERLING NATIONAL BANK, as a Buyer

By: /s/ EDDIE OTHMAN
Name: Eddie Othman
Title: Senior Vice President

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Buyer

By: /s/ PAUL SPIRIDIGLIOZZI
Name: Paul Spiridigliozzi
Title: Managing Director

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

VERITEX COMMUNITY BANK, as a Buyer

By: /s/ AMY SATSKY
Name: Amy Satsky
Title: EVP - Managing Director Specialty Finance

Ninth Amendment to Second Amended and Restated Master Repurchase Agreement

SCHEDULE BC TO NINTH AMENDMENT
TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE BC
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THE BUYERS' COMMITTED SUMS

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association	$250,000,000
Truist Bank, f/k/a Branch Banking & Trust Company	$175,000,000
Comerica Bank	$175,000,000
TIAA, FSB, f/k/a EverBank	$175,000,000
BMO Harris Bank N.A.	$125,000,000
Sterling National Bank	$100,000,000
Associated Bank, N.A.	$75,000,000
Capital One Bank	$75,000,000
Veritex Community Bank	$50,000,000
Maximum Aggregate Commitment	$1,200,000,000

Buyer
Committed Sum for
March 23, 2020 through and including April 22, 2020
June 22, 2020 through and including July 22, 2020
September 21, 2020 through and including November 5, 2020
December 21, 2020 through and including January 20, 2021

U.S. Bank National Association	$291,666,667
Truist Bank, f/k/a Branch Banking & Trust Company	$204,166,667
Comerica Bank	$204,166,667
TIAA, FSB, f/k/a EverBank	$204,166,667
BMO Harris Bank N.A.	$145,833,333
Sterling National Bank	$116,666,667
Associated Bank, N.A.	$87,500,000
Capital One Bank	$87,500,000
Veritex Community Bank	$58,333,333
Maximum Aggregate Commitment	$1,400,000,000

Sch. BC

EXHIBIT C TO NINTH AMENDMENT
TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS
TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE

ADMINISTRATIVE AGENT:    U.S. Bank National Association
SELLER:    DHI MORTGAGE COMPANY, LTD.
SUBJECT PERIOD:      ended     , 20___
DATE:     , 20___
This certificate is delivered to the Administrative Agent and the Buyers under the Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Administrative Agent and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
The undersigned officer of the Seller certifies to the Administrative Agent that on the date of this certificate:
1.    The undersigned is an incumbent officer of the Seller, holding the title stated below his or her signature below.
2.    The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP and present fairly the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date (except that interim (i.e., other than annual) Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments).
3.    The undersigned officer of the Seller supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a) except to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or expressly permitted by the Repurchase Documents, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;
(b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;
(c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

Ex C-1

(d) no Event of Default has occurred that has not been declared by the Administrative Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
(e) compliance by the Seller with the financial covenants in Sections 17.12, 17.13, and 17.14 of the Current Repurchase Agreement, is accurately calculated on the attached Annex A.
DHI MORTGAGE COMPANY, LTD.
By: DHI Mortgage Company GP, Inc.
Its General Partner

By:     _______________________________
Name:     _______________________________
Title:     _______________________________

Ex C-2

ANNEX A TO OFFICER’S CERTIFICATE
1.    Describe changes to representations and warranties, if any (clause 3(a) of attached Officer’s Certificate); if none, so state.
2.    Describe deviations from compliance with obligations under the Repurchase Documents (clause 3(c) of attached Officer’s Certificate); if none, so state.
3.    Describe Defaults or Events of Default, if (clause 3(d) of attached Officer’s Certificate); if none, so state.
4.    Calculate compliance with covenants in Sections 17.12 through 17.14 of the Current Repurchase Agreement (clause 3(e) of attached Officer’s Certificate):
(a)    Section 17.12. The Seller’s Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $120,000,000.)
(b)    Section 17.13. The ratio of Seller’s GAAP Indebtedness and Contingent Indebtedness to Tangible Net Worth of the Seller on a consolidated basis with its Restricted Subsidiaries, measured monthly is ___ to 1.0 (the maximum ratio under Section 17.13 is 8.0:1.0.)
(c)    Section 17.14. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitments) for the month ended __________________, 20__ was $_____________ (the minimum under Section 17.14 is $45,000,000).
5.    For the Subject Period, (i) describe and give details regarding actual repurchase, make whole and indemnity payments made by Seller to any Person, and (ii) provide a summary of notices received by the Seller requesting or demanding that the Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5. (Attach schedule or explanation.)

Ex C-3

Attachment to Annex A
Purchased Loans Curtailment Report
(List Purchased Loans on which unscheduled principal payment, prepayment or reduction of more than one regularly scheduled principal and interest installment payment was received since last monthly report and resulting new Principal Balance.)

Ex C-4